EXHIBIT 99 (17) (a)

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.[        ].com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call [        ]
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN
SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

Vote on Proposal		For	Against	Abstain

1. To consider and vote upon a proposal to contribute approximately $100 million of the Fund’s assets to Royce Global Value Trust, Inc., a newly-organized, diversified, closed-end management investment company, and to distribute to the Fund’s common stockholders, in the form of a dividend, shares of common stock of Royce Global Value Trust, Inc.		0	0	0

2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The shares of stock represented by this Proxy will be voted in accordance with the specifications made above. If no specifications are made, such shares will be voted FOR the proposal and in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Please refer to the Proxy Statement for a discussion of the Proposal.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Note: Please be sure to sign and date this proxy

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.[        ].com.

PROXY	PROXY

ROYCE VALUE TRUST, INC. 745 FIFTH AVENUE NEW YORK, NEW YORK 10151

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints [Charles M. Royce and John E. Denneen], or either of them acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of stock of the Fund held of record by the undersigned on [        ], 2011 at a Special Meeting of Stockholders of Royce Value Trust, Inc. to be held on [        ], 2011, and at any adjournment thereof.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on other side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.[        ].com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call [        ]
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN
SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

Vote on Proposal		For	Against	Abstain

1. To consider and vote upon a proposal to contribute approximately $100 million of the Fund’s assets to Royce Global Value Trust, Inc., a newly-organized, diversified, closed-end management investment company, and to distribute to the Fund’s common stockholders, in the form of a dividend, shares of common stock of Royce Global Value Trust, Inc.		0	0	0

2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The shares of stock represented by this Proxy will be voted in accordance with the specifications made above. If no specifications are made, such shares will be voted FOR the proposal and in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Please refer to the Proxy Statement for a discussion of the Proposal.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Note: Please be sure to sign and date this proxy

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date